                                   EXHIBIT 10(ii)

                                   [Ford Logo]


FORD AUTHORIZED REMANUFACTURED PRODUCT DISTRIBUTOR AGREEMENT
FORD CUSTOMER SERVICE DIVISION
FORD MOTOR COMPANY


AGREEMENT made as of this 1st day of April, 1995, by and between
                          ---        -----  ----
Universal Mfg. Company                   [ ] an individual, [ ] a partnership,
-----------------------------------------
(Give Name(s) of Individual, Partners or Corporation)
[X] a(n) Nebraska         Corporation, doing business as Universal Mfg. Company,
         -----------------                               -----------------------
          (State of Incorporation)                    (Distributor's Trade Name)
with a principal place of business at 405 Diagonal Street, Algona, IA  50511
                                      -------------------  ---------------------
                                 (Street and Number)  (City, State and Zip Code)

(hereinafter called the "Distributor") and Ford Motor Company, a Delaware corporation with its principal place of business at Dearborn, Michigan (hereinafter called the "Company").

                                    PREAMBLE

     The purpose of this Agreement is to establish the Distributor as a distributor of those products described in this Agreement, and as a Ford Authorized Remanufacturer (as hereinafter defined), if so appointed on Page 2 of this Preamble, and to set forth the respective responsibilities of both the Company and the Distributor in carrying out this Agreement.

     In consideration of the mutual agreements and acknowledgements herein made, the Company and the Distributor agree as follows:

     A. DEFINITIONS. As used herein, the following terms shall have the following meanings:

          1. "Ford Authorized Remanufactured Product" shall mean any automotive product approved by the Company in writing from time to time, which is remanufactured by a Ford Authorized Remanufacturer in accordance with Company specifications.

          2. "Ford Remanufactured Product" shall mean any automotive product designated by the Company in writing from time to time, which was remanufactured by a supplier authorized by the Company in accordance with Company specifications.

          3. "Genuine Product" shall mean any new automotive product designated by the Company in writing from time to time, which is produced by the Company or a supplier authorized by the Company, and is sold by the Company to the Distributor for the purpose of resale as a new automotive product.

          4. "Seed Product" shall mean any new automotive product designated by the Company in writing from time to time, which is produced by the Company or a supplier authorized by the Company, and is sold by the Company to the Distributor for the purpose of inventory build up and resale as a Ford Authorized Remanufactured Product.


                               Page 20 of 42 pages

                                 EXHIBIT 10(ii)


          5. "Products" shall mean Ford Remanufactured Products, Genuine Products, and Seed Products.

          6. "Distributor Price" shall mean the price established by the Company from time to time, for each Product sold by the Company to the Distributor.

          7. "Authorized Dealers" shall mean those motor vehicle dealers who are authorized by the Company to sell and service automotive products offered by the Company.

          8. "Ford Authorized Remanufactured Product Distributor-to-Dealer Standards" shall mean those performance standards relating to the level of service the Distributor provides to Authorized Dealers that the Distributor shall meet in its distribution operations.


          9. "Ford Authorized Remanufactured Product Distributor Policy and Procedure Manual" shall mean the manual provided by the Company to the Distributor that sets forth the policies and procedures affecting the business relationship between the Company and the Distributor, as well as the standards with which the Distributor shall comply.

          10. "Quality Office" shall mean the office within Ford Customer Service Division that evaluates the Company's suppliers' processes to ensure those processes meet Company specifications.

     B.   APPOINTMENT AND ACCEPTANCE.  The Company appoints the Distributor as:

          1. A Distributor of (i) Ford Authorized Remanufactured Products and (ii) Products, each as may be from time to time designated in writing by the Company to the Distributor and, if applicable, and initialed below:
                                                                        Initials

          2. A Ford Authorized Remanufcturer, as defined in the Addendum to the Ford Authorized Remanufactured Product Distributor Agreement, FCS 8308C, dated April 1, 1995, of such Ford Authorized Remanufactured Products as may from time to time be designated in writing by the Company to the Ford Authorized Remanufacturer. Such appointment shall become effective upon execution of the Addendum.


          The Distributor hereby accepts and agrees to carry out the responsibilities of such appointment as herein provided.

     C. PURCHASE PRIVILEGE. Subject to and in accordance with the provisions of this Agreement, the Company shall sell to the Distributor, and the Distributor shall purchase from the Company:

          1. Such Ford Remanufactured Products as may be designated in writing by the Company to the Distributor.


                              Page 21 of 42 pages

                                 EXHIBIT 10(ii)


          2. Such Genuine Products as may be designated in writing by the Company to the Distributor.

          3. Such Seed Products as the Distributor may require for resale as Ford Authorized Remanufactured Products.

     D. STANDARD PROVISIONS. The attached Ford Authorized Remanufactured Product Distributor Agreement Standard Provisions (Form FCS 8309, April 1, 1995) which have been read and agreed to by each party hereto, are hereby made a part of this Agreement with the same force and effect as if herein set forth in full.

     E. PERSONAL AGREEMENT. In view of the personal nature of this Agreement, the Company has entered into this Agreement in reliance upon the representation and agreement that (i) the following person(s) and only the following person(s), shall be the principal owner(s) of the Ford Authorized Remanufactured Product
Distributor:

                                                                     PERCENTAGE
     NAME                         MAILING ADDRESS                   OF OWNERSHIP
--------------------------------------------------------------------------------
Eloise Rogers Agee              2541 Woodleigh Lane, Lincoln, NE  68504  9.26%
Mary McFayden Donahue           1301 South 80th St., Omaha,  NE  68114   5.42%
Various stockholders                                                    85.32%
(Public Corp.)

and (ii) the following person(s) and only the following person(s) shall have full managerial authority for the operation of the Distributor, and are authorized to execute any and all agreements and related documents on behalf of the Distributor:

    NAME                       MAILING ADDRESS                   TITLE
--------------------------------------------------------------------------------
Donald D. Heupel     405 Diagonal St., Algona, IA 50511         President
Warren T. Thompson   10018 Fieldcrest, Omaha, NE 68114-4939 Secretary/Treasurer

     The Distributor shall give the Company prior written notice of any proposed change in the above ownership or managerial authority of any such person(s), and immediate notice of the death or physical or mental incapacity of any such person. No such change or notice, and no assignment of this Agreement or of any right to interest herein, shall be effective against the Company until approved by the Company by executing and delivering an appropriate amendment to this Agreement.

     F. AUTHORIZED LOCATIONS. In addition to the location identified above as Distributor's principal place of business, Distributor shall maintain facilities and operate its distribution business and remanufacturing business (if so appointed on page 2 of this Preamble) from the following locations (hereinafter called "Authorized Locations").

DISTRIBUTOR/REMANUFACTURER                         MAILING ADDRESS
TRADE NAME AND ADDRESS
--------------------------------------------------------------------------------


                              Page 22 of 42 pages

                                 EXHIBIT 10(ii)


Universal Mfg. Co.                      5177 N.E. 17th St., Des Moines, IA 50313
Universal Mfg. Co.                      1415 Jones St., Omaha, NE 68102
Universal Mfg. Co.                      2240 W. Altorfer St., Peoria, IL 61615

Distributors shall not move or directly or indirectly operate its distribution business or remanufacturing business (if so appointed on page 2 of this Preamble) in whole or in part in facilities other than an Authorized Location without the prior written consent of the Company.

     G. EXECUTION. This Agreement shall bind the Company only when it bears the facsimile signature of the Vise President-General Manager of the Ford Customer Service Division of the Company, and is countersigned by the Customer Parts Operations Manager or other Company employee designated by the Vice President-General Manager of the Ford Customer Service Division of the Company, and a fully executed copy is delivered personally or by postpaid registered or certified U.S. mail to the Distributor at the Distributor's principal place of business.

     H. CHANGES. The Distributor acknowledges that (i) this Agreement may be executed only in the manner provided therefore in Paragraph G hereof, (ii) no one except the Vice President-General Manager, the Customer Parts Operations Manager or other Company employee designated by the Vice President-General Manager of the Ford Customer Service Division of the Company is authorized to make or execute any other agreement relating to the subject matter hereof, or in any manner to enlarge, vary or modify the terms hereof, and then only by an instrument in writing, and (iii) no one except the Vice President-General Manager or the Customer Parts Operations Manager or other company employee designated by the Vice President-General Manager of the Ford Customer Service Division of the Company, or the Secretary or an Assistant Secretary of the Company is authorized to terminate this Agreement on behalf of the Company, and then only by notice in writing.

     I. DURATION. This Agreement shall continue in force and effect from and after the date of its execution until terminated by either party under the provision of Paragraph 17 hereof.

     IN WITNESS HEREOF, the parties have duly executed this Agreement in duplicate as of the day and year first above written.

FORD MOTOR COMPANY                           ___________________________________
                                                  (Distributor's Trade Name)

/s/ Ronald E. Goldsberg                      By:     /s/ Donald D. Heupel
Vice President - General Manager                     ---------------------------
Ford Customer Service Division               Title:  President
                                                     ---------------------------

Countersigned by                             By:
                                                   -----------------------------
                                             Title:
                                                   -----------------------------

/s/ Richard T. Detskas
R.T. Detskas                                 By:
Remanufactured Products Manager                    -----------------------------
                                             Title
                                                   -----------------------------


                              Page 23 of 42 pages

                                 EXHIBIT 10(ii)


                                   [Ford Logo]


FORD AUTHORIZED REMANUFACTURED PRODUCT DISTRIBUTOR AGREEMENT
STANDARD PROVISIONS
FORD CUSTOMER SERVICE DIVISION
FORD MOTOR COMPANY


1. PUBLICATIONS. From time to time, the Company shall distribute to the Distributor procedures governing the relationship between the Company and the Distributor, including but not limited to further definitions, administration of warranty and policy, credit and other terms of sale, and such other information as may be appropriate to help the parties to carry out their respective responsibilities under this Agreement. If anything in any such publication is or appears to be inconsistent with the terms contained herein, the terms contained herein shall govern.

2. OPERATION OF BUSINESS. The responsibilities of the Distributor shall include the following:

     a. SALES. The Distributor shall actively and aggressively promote and make sales of Ford Authorized Remanufactured Products and Products, make direct contact with all Authorized Dealers in the Distributor's Area on a regular basis to provide prompt and efficient core pickup and delivery service in a satisfactory volume and manner, as hereinafter set forth. The Distributor's Area is not exclusive to the Distributor, and the Distributor shall not be limited to sales in such Area. The "Distributor's Area" shall be the geographic area around the Distributor's location within which, in the business judgment of the Company, the Distributor can reasonably be expected to meet all "Ford Authorized Remanufactured Product Distributor-to-Dealer Standards" with respect to Authorized Dealers. The Distributor's performance of this sales responsibility shall be measured by such criteria as the Company may develop from time to time in its business judgment, which may include, but shall not be limited to:

        i) Authorized Dealer and Company evaluations of the Distributor's performance versus "Ford Authorized Remanufactured Product Distributor-to-Dealer Standards";

       ii) the Distributor's sales of Ford Authorized Remanufactured Products to Authorized Dealers in the Distributor's Area as a percentage of sales objectives established by the Company from time to time; and

      iii) the Distributor's sales of Ford Authorized Remanufactured Products as a percentage of all registrations of Company vehicles in the Distributor's Area.

In determining whether the Distributor has performed satisfactorily, the Company will give consideration to any special circumstances peculiar to the Distributor.

     b. FACILITIES/LOCATIONS. The Distributor shall maintain such facilities of a size, layout and appearance, including a warehouse, and sales and office space, and signage, and computer information system and other equipment, at the address for which this Agreement was issued and at each Authorized Location, as will meet the requirements established by the Company from time to time, and will enable the


                              Page 24 of 42 pages

                                 EXHIBIT 10(ii)


Distributor to fulfill all of the Distributor's responsibilities under this Agreement. The Distributor shall not move or directly or indirectly operate in whole or in part in facilities other than an Approved Location without the prior written consent of the Company. The Company shall have sole discretion to consent to or deny any request for a change in Distributor's Authorized Location(s), taking into account such factors as the Company deems relevant.

     c. STOCKS. The Distributor shall maintain inventories of all Ford Authorized Remanufactured Products and Products (except Seed Products), in quantities sufficient to meet the current and reasonably anticipated sales demands of Authorized Dealers for Ford Authorized Remanufactured Products and Products (except seed products). The Distributor's maintenance of Ford Remanufactured Product and Genuine Product inventories shall be subject to the Company's ability to fill the Distributor's orders.

     d. PERSONNEL. The Distributor shall employ such number of adequately trained and competent personnel of good character, including but not limited to managers, salespersons and warehouse personnel as will meet the Ford Authorized Remanufactured Product Distributor-to-Dealer Standards established by the Company from time to time, and will enable the Distributor to fulfill all of the Distributor's responsibilities under this Agreement. Such personnel shall include sales representatives who maintain a regular personal contact schedule and provide support to Authorized Dealers in working to maximize service customer satisfaction.

     e. ORDERS. The Distributor shall submit orders for its requirements of Products, at such times and in the manner prescribed by the Company from time to time. The Distributor shall not submit orders to the Company for products other than Products.

          The Company shall make reasonable efforts to fill each order accepted by it, but shall not be liable in any way for failure to ship or delay in shipment of Products due wholly or in part to shortage or curtailment of material, labor, transportation or utility services, or to any labor or production difficulty in any plant of the Company or any of its suppliers, or to the fulfillment of the Company's own requirement, or to governmental action, or to any cause beyond the Company's control or without its fault or negligence.

     f. COMMUNICATION. To assist the Company to meet customer expectations and performance standards, the Distributor shall provide electronic data interfaces as required by the Company from time to time.

     g. DELIVERY AND AVAILABILITY. The Distributor will provide parts delivery and core pickup service in a manner sufficient to meet Ford Authorized Remanufactured Product Distributor-to-Dealer Standards and to assist Authorized Dealers in providing same-day service. The Distributor shall meet the delivery and pickup service standards as may be issued by the Company from time to time.

     h. CAPITALIZATION. The Distributor shall employ at all times in connection with its operations under this Agreement such net working capital, other capital, net worth and line or lines of credit or other source of funds as may be required to enable the Distributor to fulfill all the Distributor's responsibilities under this Agreement.


                              Page 25 of 42 pages

                                 EXHIBIT 10(ii)


     i. ACCOUNTING SYSTEM. To assist the Company to obtain, analyze and disseminate helpful information to all Distributors, to evaluate the Distributor's performance and to formulate marketing plans, the Distributor shall install and use for all operations under this Agreement an accounting system (in addition to any other system the Distributor may desire to use) in accordance with the Company's procedures for distribution accounting as published from time to time.

     j. REPORTS. The Distributor shall furnish to the Company each month, at the time and in the manner prescribed by the Company, a complete statement of the true financial condition and operating results of the Distributor's business hereunder as of the end of the preceding month. The Distributor shall also promptly furnish to the Company a copy of any adjusted statement prepared by or for the Distributor. The Distributor further shall submit to the Company, at the times and in the manner prescribed by the Company, accurate reports of the Distributor's sales of Ford Authorized Remanufactured Products and Products, and such other reports and data relating to the ownership or management of the Distributor, or its business hereunder, as the Company may request from time to time. All such statements, reports and data shall be based whenever applicable upon the accounting system referred to in subparagraph 2(i) above. Financial information furnished by the Distributor shall be handled on a confidential basis by the Company; however, this shall not prohibit the Company from providing such information to a wholly-owned or controlled subsidiary of the Company. Moreover, the Company shall not be prohibited from offering such information in evidence in judicial or arbitration proceedings, or to other parties as required by law.

     k. INSPECTION AND RECORD RETENTION. The Distributor shall allow persons designated by the Company, at reasonable times and intervals, and during normal business hours, to examine the Distributor's facilities, inventories, and handling of warranty claims, and examine, audit and copy any and all of its records, contracts, accounts, journals, ledgers and other papers in its possession or control which in any way relate, in whole or in part, to the Distributor's Ford business hereunder. The Distributor shall keep for at least two years, and allow persons designated by the Company to examine, audit and copy as above provided, all documents which relate in any way, in whole or in part, to claims made upon or paid by the Company or to any other aspect of the Distributor's business hereunder.

     l. REPRESENTATIONS AND ADVERTISING. All Ford Authorized Remanufactured Products, and Products, and the packaging thereof, shall be identified as such with appropriate marking, label or other device approved by the Company. The Distributor shall not represent as a Ford Authorized Remanufactured Product or Ford Remanufactured Product or as a product manufactured by a Ford authorized source, any product in which other than Ford Original Equipment Products or their demonstrated equivalent are used, or which is not remanufactured in accordance with the Company's specifications for that product or is of a type which has not been specifically approved by the Company in writing for sale as a Ford Authorized Remanufactured Product or Ford Remanufactured Product. The Distributor shall not represent that any Ford Authorized Remanufactured Product has been remanufactured by the Company.

3. OTHER SALES AND PURCHASES. The Company reserves the right to make sales to others (including, without limitation, other distributors) without obligation or liability of any kind to the Distributor.

4. ACCEPTANCE OF ORDERS. No order tendered by the Distributor for Products will be binding on the Company until accepted by the Company at its offices designated for such purpose. An order shall be deemed accepted when the Company issues to the Distributor its FCSD order number. The Company


                              Page 26 of 42 pages

                                 EXHIBIT 10(ii)


shall make reasonable efforts to fill each order accepted by it, but shall not be liable in any way for failure to ship or delay in shipment of Products due wholly or in part to shortage or curtailment of material, labor, transportation or utility services, or to any labor or production difficulty in any plant of the Company or any of its suppliers, or to fulfillment of the Company's own requirement, or to any cause beyond the Company's control or without its fault or negligence.

5. PRICES AND CHARGES. The Distributor shall pay the price established by the Company for Products purchased by the Distributor from the Company, less any applicable discount and/or allowance allowed by the Company on the invoice; if not included in such price, the Distributor will pay a charge equivalent to or in reimbursement for all applicable taxes on the manufacture, distribution, ownership, use or sale of such product. The Company may change at any time and from time to time, without prior notice, the price or charge for any Product or any applicable discount or allowance. A description of any other discounts or allowances, the qualifications and methods of submitting and substantiating claims therefor and the manner of payment by the Company will be contained in the Ford Authorized Remanufactured Product Distribution Policy and Procedure Manual as amended by the Company from time to time. Except as otherwise specified by the Company in writing, such price, discounts, charges and allowances shall be those in effect at time the Distributor's order is accepted by the Company. Delivery to the Distributor shall be deemed made and the order filled, on the date of delivery to the carrier or to the Distributor, whichever is first.

6. LIMITATIONS OF THE COMPANY'S LIABILITY. This Agreement contemplates that the Distributor shall make all investments in its business and purchase and resell Ford Authorized Remanufactured Products and Products in conformity with the provisions hereof, but otherwise at the Distributor's own discretion. Nothing herein contained shall impose any liability on the Company in connection with the Distributor's operations under this Agreement or otherwise or for any expenditures made or incurred by the Distributor in preparation for performance or in performance of the Distributor's obligations under this Agreement.

7.   TERMS AND TITLE.

     a. PAYMENT. The Company shall pay the Company for each purchase of Products under this Agreement within the time specified in the Ford Authorized Remanufactured Product Distributor Policy and Procedure Manual or special program terms as may be granted by the Company from time to time.

     b. TITLE. Title to each Product purchased by Distributor from the Company shall pass to the Distributor upon delivery thereof to the carrier or the Distributor, whichever is first.

     c. DEMURRAGE AND DIVERSION LIABILITY. The Distributor shall pay for and bear all demurrage, storage or other charges accruing after arrival of any shipment at its destination, except with respect to a shipment made in error by the Company. If the Distributor shall fail or refuse for any reason (other than a shipping error by the Company, natural disaster or catastrophe, or act of God) to accept delivery of any Products ordered by the Distributor, the Distributor shall also pay for and bear all expenses incurred by the Company in shipping the same to the Distributor and in reshipping the same to the original shipping point or another destination, but such reshipping expenses shall not exceed the expenses of returning the part to the original shipping point.


                              Page 27 of 42 pages

                                 EXHIBIT 10(ii)



     d. STATE AND LOCAL TAXES. The Distributor represents and warrants that all Products purchased from the Company which are tangible personal property shall be purchased for resale in the ordinary course of the Distributor's business, and that the Distributor shall comply with pertinent state and local laws prerequisite to the collection and/or payment by the Distributor of sales, use and any other taxes applicable to all such resale transactions and has furnished or will furnish evidence thereof to the Company. These representations and warranties shall be deemed a part of each order given by the Distributor to the Company. If any such tangible personal property is put to a taxable use by the Distributor, or is purchased by the Distributor other than for resale, the Distributor shall make timely return and payment to the proper taxing authority of all sales, use and the like taxes applicable thereto, and shall indemnify the Company against such taxes, and penalties and interest thereon.

     e. SECURITY AND SURETY AGREEMENT. At the Company's request, the Distributor shall execute a Security Agreement, pursuant to which the Distributor will grant the Company a security interest in all Products purchased by the Distributor from the Company and any Ford Authorized Remanufactured Products produced by the Distributor with such components, and any proceeds therefrom. The Company may, at its discretion, require a Personal Surety from either the principal of the Distributor or the Principal of an Authorized Location of the Distributor. If so required by the Company, the Distributor, the Distributor principal, or the principal of an Authorized Location of the Distributor will execute all appropriate documents, including a form UCC-1, to perfect and evidence such security interest.

8. FORD AUTHORIZED REMANUFACTURED PRODUCT DISTRIBUTOR POLICY AND PROCEDURE MANUAL/STANDARDS. The Distributor shall comply with all provisions in the Distributor section of the Ford Authorized Remanufactured Product Distributor Policy and Procedure Manual, including the "Ford Authorized Remanufactured Product Distributor-to Dealer Standards", a copy of which has been forwarded to the Distributor and the terms of which are hereby incorporated by reference. The provisions of the Manual and the Standards may be changed by the Company at its discretion, upon written notice to the Distributor.

9. COMPLIANCE WITH LAWS AND REGULATIONS. The Distributor shall comply with all federal, state and local laws, rules, regulations or ordinances applicable to the Distributor's operation of its business. The Distributor agrees to indemnify, defend and hold harmless the Company from any claims losses, damages or expense, including costs and reasonable attorney's fees, arising out of or related to the Distributor's failure to comply with any applicable laws, rules, regulations or ordinances. Without limiting the foregoing, the Distributor agrees to indemnify, defend and hold harmless the Company from any claims, losses, damages or expense, including costs and reasonable attorney's fees, arising under any federal, state or local laws, rules, regulations or ordinances related to the environment or hazardous materials or substances and resulting from or related to any activity of the Distributor in the operation of its business, including, without limitation, the storage, handling, transportation, release or disposal of Products and Ford Authorized Remanufactured Products.

10. WARRANTY. The Company warrants to the Distributor that each seed product shall be free from defects in workmanship and material under normal use and service for the period of time from the date of delivery of each seed product to the original retail purchaser, or for the amount of use, whichever expires first, as specified for each such product in the Company's Ford Authorized Remanufactured Product Distributor Policy and Procedure Manual, in effect at the time such product is sold to the original retail


                              Page 28 of 42 pages

                                 EXHIBIT 10(ii)


customer. This warranty shall be fulfilled by the Company as specified in the Company's Ford Authorized Remanufactured Product Distributor Policy and Procedure Manual.

The Distributor, acting on its own behalf only, shall extend to each of its customers, in a form satisfactory to the Company, a written warranty for each Ford Authorized Remanufactured Product. Such warranty shall be at least as favorable to the customer, in the Company's opinion, as the warranty extended to the Distributor on each such product by a Ford Authorized Remanufacturer, or the Company's Service Parts Warranty, specified in the Ford Authorized Remanufactured Product Distributor Policy and Procedure Manual, whichever is greater. The Distributor shall perform and fulfill promptly, and shall require each level of distribution to perform and fulfill promptly, all the terms and conditions of the warranty for the ultimate benefit of the final purchaser at retail.

11. INDEMNIFICATION. The Company shall defend, indemnify, hold harmless and protect the Distributor from all losses, damages or expense, including costs and reasonable attorney's fees, resulting from lawsuits commenced against the Distributor on or after the date of this Agreement by third parties alleging bodily injury or property damage arising out of an occurrence caused solely by a "production defect". "Production defect" shall mean a defective condition in material, workmanship or design of a Product sold to the Distributor by the Company. The above stated obligation arises only if the "production defect" could not have been discovered by the Distributor through reasonable and prudent inspection methods.

     The Company's obligation set forth above arises only upon receipt of written notice of the lawsuit, including a copy of the most recently filed complaint. Until the Company has agreed to accept the Distributor's tender of defense and the Company's attorneys have been substituted as attorneys of record for it, the Distributor shall take all necessary steps to preserve its rights and defend the suit and shall be responsible for all costs and fees incurred.
If the Company agrees to indemnify and defend the Distributor, the Company shall have sole control, discretion, and authority in the defense of the suit and in any decisions regarding its settlement or resolution. The Distributor shall fully cooperate in the defense of allegations against either the Distributor or the Company, including but not limited to, maintaining, preserving, and providing the Company and its attorneys access to any documents and other tangible evidence relevant to the lawsuit and providing the Company and its attorneys access to any of Distributor's premises, records and employees relevant to the lawsuit. The Company maintains the sole authority and discretion to determine what, if any, Distributor employees to call as witnesses for deposition or at time of trial. The Distributor shall be responsible for all expenses, including but not limited to travel and lodging expenses, incurred by its employees while acting as witnesses for deposition and trial. The Company maintains the right to continue the litigation in the name of the Distributor at its sole discretion.

12. CHANGES IN PRODUCTS. The Company may change the design of or discontinue any Products or Ford Authorized Remanufactured Products, or offer any new or different form thereof at any time and from time to time without notice or obligation to the Distributor, including any obligation with respect to any Product or Ford Authorized Remanufactured Product theretofore ordered or purchased by or delivered to the Distributor.

     The Distributor shall achieve and maintain "Q1 Certification" in distribution operations, as specified in Company publications from time to time. If the Distributor is decertified by the Quality Office, the Distributor shall be limited to distributing only those Ford Authorized Remanufactured Products and


                              Page 29 of 42 pages

                                 EXHIBIT 10(ii)


Products which it was distributing prior to the date of decertification.
The Distributor shall not purchase or distribute any new product offerings, including Ford Authorized Remanufactured Products or Products, from the date of decertification by the Quality Office. For the purpose of this paragraph only, "new product offerings" shall mean any product that has a new part number, has a part number that supersedes a prior part number, or has a new part number prefix or suffix.

 13. PRODUCT LINE DE-AUTHORIZATION. From time to time the Company may deauthorize a line of Ford Authorized Remanufactured Products or part of a line of Ford Authorized Remanufactured Products as described in the Ford Authorized Remanufactured Product Distributor Policy and Procedure Manual. After deauthorization, such Ford Authorized Remanufactured Product may not be sold, promoted or in any way represented as Ford Authorized Remanufactured Product under any circumstance.

14. NO MISREPRESENTATION OF PARTS. The Distributor shall not, and shall take reasonable measures to assure that the Distributor's customers will not, represent as a Ford Authorized Remanufactured Product, Ford Remanufactured Product, Genuine Product, or Seed Product any product that is not in fact a Ford Authorized Remanufactured Product, Ford Remanufactured Product, Genuine Product, or Seed Product, whether such representation is by name, logo, part number or otherwise. Further, the Distributor shall not engage in any misleading, deceptive or confusing practices or which in the opinion of the Company, may be detrimental to the Company, Company products, Distributors, or Authorized Dealers.

15. NO AGENCY. This Agreement does not in any way create the relationship of principal and agent between the Company and the Distributor; under no circumstances shall the Distributor or any of the Distributor's customers or other suppliers be considered to be the agent of the Company. The Distributor shall make clear to others it is not an agent of the Company and shall not act or attempt to act, or represent itself directly or by implication, as an agent of the Company or in any manner assume or create, or attempt to assume or create, any obligation on behalf of or in the name of the Company.

16.  TRADEMARKS AND TRADE NAMES, PATENTS AND PARTS MARKING.

     a. The Distributor shall not use any trademark or trade name used or claimed by the Company or any of its subsidiaries, or coined words or combinations containing the same parts thereof, in the Distributor's firm or trade name.

     b. The Distributor shall not use any trademark or trade name used or claimed by the Company or any of its subsidiaries, or coined words or combinations containing the same or parts thereof, in connection with any business conducted by the Distributor other than in dealing in the Ford Authorized Remanufactured Products and Products to which such trademark or trade name refers, and then only in the manner and form approved by the Company. The Distributor shall promptly carry out all instructions issued by the Company from time to time to protect and promote the value of any trademark or trade name used or claimed by the Company or any of its subsidiaries.

     c. The Distributor shall not contest the right of the Company to exclusive use of any trademark or trade name used or claimed by the Company or any of its subsidiaries.

17.  TERMINATION.


                              Page 30 of 42 pages

                                 EXHIBIT 10(ii)


     a. (1) This Agreement may be terminated by either party at any time, with or without cause, upon thirty (30) days' prior written notice to the other party.

          (2) The Company may terminate this Agreement upon five (5) days' prior written notice to the Distributor in any of the following events: (i) any assignment or attempted assignment by the Distributor of any interest in this Agreement without the prior written consent of the Company; (ii) any sale, transfer or relinquishment, voluntary or involuntary, by operation of law or otherwise, of any substantial interest in the direct or indirect ownership or any change in the operating management of the Distributor without the prior written consent of the Company; (iii) failure of the Distributor for any reason to function in the ordinary course of business or failure for a period of ten
(10) consecutive business days to keep its facilities open during and for not less than, the hours customary in the trade in the Distributor's principal location; (iv) a disagreement between or among owners, managers, officers or principals of the Distributor which, in the opinion of the Company, may adversely affect the operation, management, business or interest of the Distributor or the Company; (v) conviction in a court of competent jurisdiction of the Distributor, or an owner, manager, officer or interest of the Distributor for any violation of law, or any conduct of such person unbecoming a reputable business person; or (vi) submission by the Distributor to the Company, of false or fraudulent reports, statements or claims, or refusal of the Distributor to permit the Company to examine the Distributor's records in accordance with subparagraph 2.k. of this Agreement. The Distributor shall advise the Company immediately in writing of the happening of any of the events specified in clauses (i) through (v) above.

          (3) Either party may terminate this Agreement upon five (5) days' prior written notice to the other in any of the following events:
(i) dissolution of the Distributor; inability of the Distributor to meet debts;
(ii) insolvency of the Distributor, filing by the Distributor of a voluntary petition under any law relating to bankruptcy or insolvency, adjudication of the Distributor as a bankrupt pursuant to any involuntary petition, appointment by a court of temporary or permanent receiver, trustee or custodian for the Distributor or the Distributor's business or an assignment of the Distributor for benefit of creditors; (iii) failure by either party to obtain or maintain any license required to permit such party to carry out its obligations under this Agreement, or (iv) death or physical or mental incapacity of the Distributor or any principal, officer or manager of the Distributor; provided, however, that in order to facilitate orderly termination and liquidation of the Distributor, the Company shall defer for a period of from three (3) months to one (1) year, as the Company may determine, the effective date of any termination pursuant to this clause (iv).

     b. The Company may terminate this Agreement anytime upon thirty (30) days' written notice to the Distributor in the event the Company offers the Distributor a new or amended form of sales agreement.

     c. Subject to provisions of subparagraph 17(a) and 17(b), this Agreement may be terminated by either party in its entirety or with respect to specific Authorized Location(s).

18. DISTRIBUTOR'S OBLIGATION ON TERMINATION. Upon termination of this Agreement by either party, the Distributor shall cease to be a Ford Authorized Remanufactured Product Distributor and shall:


                              Page 31 of 42 pages

                                 EXHIBIT 10(ii)


     a. Pay to the Company within thirty (30) days of the date of termination all sums owing by the Distributor to the Company.

     b. At the Distributor's expense (i) remove from all signs used or owned by the Distributor and from all forms, stationery and other papers used by the Distributor, any trademark, trade name, coined word or combination referred to in Paragraph ___.

     c. Permanently discontinue all advertising of the Distributor as a Ford Authorized Remanufactured Product Distributor.

     d. Refrain from doing anything whether or not specified above that would indicate the Distributor is or was a Ford Authorized Remanufactured Product Distributor.

If the Distributor does not comply with any of the requirements of this Paragraph 18, the Distributor shall reimburse the Company for all costs and expenses, including reasonable attorney's fees, incurred by the Company in effecting and enforcing compliance.

19.  ACQUISITIONS ON TERMINATION.

     a. Upon termination of this Agreement by the Company, the Company shall accept upon return from the Distributor, at the Distributor's election, all Products which are in the Distributor's inventory on the effective date of termination, excluding any items the Company classified as hazardous materials, provided such Products are unused, undamaged, in first class saleable condition, in the original unopened packaging and is offered for sale by the Company in the Company's then-current lists and were purchased by the Distributor from the Company in the ninety (90) day period immediately preceding the effective date of termination.

     b. Upon termination of this Agreement by either party, the Company shall also have the option to purchase from the Distributor any or all Ford Authorized Remanufactured Products and Products, regardless of condition, use, date or source of purchase, which are in the Distributor's inventory on the effective date of termination as the Company may select.

     c. Within ninety (90) days after the effective date of termination, the Distributor shall carefully pack and box, at its own expense, all Ford Authorized Remanufactured Products and Products repurchased or purchased by the Company under this paragraph and ship the same freight prepaid to the Company's parts distribution center from which the Distributor normally purchased Genuine Products, or to such destination as the Company may designate. The Company shall reimburse the Distributor for freight charges for the distance beyond the Distributor's normal parts distribution center. If the Distributor shall fail or refuse to accomplish the return, the Company may do so and may deduct its expense therefor from the price payable to the Distributor.

     d. The prices for any such repurchased, reacquired or purchased Products hereunder shall be (i) for Products repurchased pursuant to subparagraph 19.a. hereof, the price established by the Company in effect on the effective date of termination, less all allowances paid or applicable allowances offered thereon by the Company, (ii) for Ford Authorized Remanufactured Products purchased from Ford Authorized Remanufacturers, which are unused, undamaged, in first class saleable condition and in the


                              Page 32 of 42 pages

                                 EXHIBIT 10(ii)


original unopened cartons, the Distributor's then-current prices for such parts to Authorized dealers, and (iii) for all other products described in subparagraph 19.b., the fair market value thereof if sold to an Authorized Dealer, as established by agreement between the Company and the Distributor or, if they cannot agree, as established by a mutually acceptable independent appraiser.

     e. Upon repurchase by the Company of Ford Authorized Remanufactured Products or Products eligible for repurchase hereunder and payment therefor, the Company shall be released from any and all liability to the Distributor with respect to all relationships and actions between the Distributor and the Company, however claimed to arise. Payment by the Company to the Distributor for Ford Authorized Remanufactured Products or Products repurchased or purchased hereunder shall be made upon receipt of evidence of good clear title, a general warranty bill of sale, and upon compliance with any applicable bulk sales act and with the Distributor's obligations under Paragraph 18 of this Agreement.
The Company may offset any obligations then owing by the Distributor to the Company.

20. ASSIGNMENT. Neither this Agreement nor any right or interest hereunder may be assigned by the Distributor without the prior written consent of the Company. The Distributor agrees that the Company shall have the right to select its Ford Authorized Remanufactured Distributors and may decline to appoint as a Ford Authorized Remanufactured Product Distributor any purchaser or prospective purchaser of any of the assets of the Distributor upon termination of this Agreement or otherwise.

21. WAIVER. The waiver by either party, or the failure of either party to claim a breach, of any provision of this Agreement shall not be or be held to be a waiver of any subsequent breach, or as affecting in any way the effectiveness of such provision.

22. TRANSACTIONS AFTER TERMINATION. In the event either party has any business relation with the other after termination of this Agreement, any such relation shall not be construed as a renewal of this Agreement or a waiver of such termination, but all transactions shall be governed by terms identical with the terms of this Agreement relating thereto unless the parties otherwise agree in writing.

23. NOTICES. Any notice required or permitted by this Agreement, or given in connection with this Agreement, shall be in writing and shall be given by personal deliver or postpaid registered or certified U.S. mail. Notices to the Company shall be delivered to or addressed to the Remanufactured Products Department Manager of the Ford Customer Service Division. Notices to the Distributor shall be directed to the Distributor at the Distributor's address as indicated on the Agreement.

24. SUPERSEDURE. This Agreement cancels and supersedes all other agreements, written or oral, between the parties and constitutes the entire agreement between the parties with respect to the subject matter hereof.

25. NEW AGREEMENT. The termination of this Agreement by the Company in connection with the offer by the Company of a new or amended form of Agreement to the Distributor or to the Distributor's successor in interest shall not give rise to the rights and obligations provided in Paragraphs 18 and 19, unless otherwise specified by the Company in writing.

26. ACKNOWLEDGEMENTS. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. Each party acknowledges that, except as expressly set forth


                              Page 33 of 42 pages

                                 EXHIBIT 10(ii)


herein, no representation, understanding or presumption of law or fact has been made or relied upon (i) which has induced the execution of this Agreement or would modify in any way any of its provisions, or (ii) with respect to the effectiveness, duration, termination, or renewal of this Agreement or the sales or profit expectancy of the Distributor. The Distributor further acknowledges that he has voluntarily entered into this Agreement and that each of its provisions is reasonable, fair and equitable.

27. MICHIGAN AGREEMENT - SEPARABILITY OR TERMINATION. This Agreement has been signed by the Distributor and sent to the Company in Michigan for final approval and execution and then delivery to the Distributor. The parties intend this Agreement to be executed as a Michigan Agreement and to be construed in accordance with the laws of the State of Michigan. If any provision of this Agreement is invalid or unenforceable under the law of the place where it is to be performed, the Company may elect either to terminate this Agreement in its entirety, or to consider this Agreement divisible as to such provision and treat such provision as inoperative, and to continue the remainder of this Agreement in full force and effect as if such provision had not been included herein.

28. DISPUTE RESOLUTION. If a dispute arises between the parties relating to this Agreement, the following procedure shall be implemented before either party may pursue other available remedies, except that either party may seek injunctive relief from a court where appropriate in order to maintain the status quo while this procedure is being followed:

     a. The parties shall hold a meting promptly, attended by persons with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute; provided, however, that no such meeting shall be deemed to vitiate or reduce the obligations and liabilities of the parties or be deemed a waiver by a party hereto of any remedies to which such party would otherwise be entitled.

     b. (1) If, within thirty (30) days after such meeting, the parties have not succeeded in negotiating a resolution of the dispute, they shall submit the dispute to mediation in accordance with the then-current Model Procedure for Mediation of Business Disputes of the Center for Public Resources and shall bear equally the costs of the mediation.

          (2) The parties will jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the Center for Public Resources if they have been unable to agree upon such appointment within twenty (20) days from the conclusion of the negotiation period.

     c. The parties shall participate in good faith in the mediation and negotiations related thereto for a period of thirty (30) days. If the parties are not successful in resolving the dispute through the mediation, then the parties shall submit the matter to binding arbitration in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes, by a sole arbitrator.

     d. Mediation or arbitration shall take place in the City of Detroit unless otherwise agreed by the parties. The substantive and procedural law of the State of Michigan shall apply to the proceedings. Equitable remedies shall be available in any arbitration. Punitive damages shall not be awarded. This Paragraph 28 is subject to the Federal Arbitration Act, 9 U.S.C.A, 1 et seq. and judgment upon the award rendered by the Arbitrator, if any, may be entered by any court having jurisdiction thereof.


                              Page 34 of 42 pages

                                 EXHIBIT 10(ii)


                                   [Ford Logo]


FORD AUTHORIZED REMANUFACTURED PRODUCT DISTRIBUTOR AGREEMENT
FORD CUSTOMER SERVICE DIVISION
FORD MOTOR COMPANY


This Addendum to Ford Authorized Remanufactured Product Distributor Agreement (hereinafter called the "Distributor Agreement") between the undersigned Ford Authorized Remanufactured Product Distributor and Ford Motor Company (hereinafter called "Company"), dated April 1, 1995 , will serve to appoint the undersigned Ford Authorized Remanufactured Product Distributor as a Ford Authorized Remanufacturer (hereinafter called "Remanufacturer"). Further, this Addendum sets forth the requirements and operating procedures for the Remanufacturer.

WHEREAS, the Remanufacturer purchases new automotive components for use in its remanufacturing operations; and

WHEREAS, the Remanufacturer purchases or reclaims used automotive assemblies for use in its remanufacturing operations; and

WHEREAS, the Remanufacturer disassembles used automotive assemblies, machines and processes the assembly cores, and produces Ford Authorized Remanufactured Products in accordance with Company specifications by reassembling the assemblies using remanufactured cores and new automotive components;

NOW, THEREFORE, the Company and Remanufacturer agree as follows:

     1. DEFINITIONS. All terms defined in the Distributor Agreement shall have the same meanings in this Addendum. In addition, for the purpose of this Addendum only, the following terms are defined below:

     A. "Component Product" shall mean any new automotive product approved in writing by the Company from time to time, which is produced by the Company or any authorized Company supplier, and is sold by the Company to the Remanufacturer for use in the remanufacture of Ford Authorized Remanufactured Products.

     B. "Remanufacture Price" shall mean the price from time to time established by the Company for each product sold by the Company to the Remanufacturer.

     C. "Company's Dealer Net Price" shall mean the price from time to time established by the Company for each product sold by the Company to a Dealer.

     2. PURCHASE PRIVILEGE. The Company shall sell to the Remanufacturer, and the Remanufacturer shall purchase from the Company, such Component Products as may be required in producing the Ford Authorized Remanufactured Products designated to the Remanufacturer.


                              Page 35 of 42 pages

                                 EXHIBIT 10(ii)


     3. AUTHORIZED PRODUCTS. The Company shall notify the Remanufacturer in writing from time to time of the Ford Authorized Remanufactured Products the Remanufacturer is authorized to remanufacture. The Remanufacturer shall not remanufacture and sell as a Ford Authorized Remanufactured Product any product the Company has not authorized it to remanufacture.

     4. REMANUFACTURING. The Remanufacturer shall remanufacture those products designated to it in accordance with the terms of this Addendum and the Ford Authorized Remanufactured Product Policy and Procedure Manual.

     5. SALES. The Remanufacturer shall make all sales of Ford Authorized Remanufactured Products pursuant to the terms of the Distributor Agreement.

     6. PRICES AND CHARGES. The Remanufacturer shall pay the Company the difference between the Remanufacturer Price and the Company's dealer net price for any Component Product purchased from the Company and resold by the Remanufacturer other than as a Ford Authorized Remanufactured Product or integral part thereof.

     7. INSPECTION AND RECORD RETENTION. The Remanufacturer shall allow persons designated by the Company, at reasonable times and intervals and during normal business hours, to examine the Remanufacturer's facilities, production processes and inventories, test its equipment, check and instruct its personnel in proper remanufacturing methods and handling of warranty claims, and examine, audit, and copy any and all of its records, contracts, accounts, journals, ledgers and other papers in its possession or control which in any way relate, in whole or in part, to the Remanufacturer's Ford business hereunder. The Remanufacturer shall keep for at least two years, and allow persons designated by the Company to examine, audit and copy as above provided, all documents which relate in any way, in whole or in part, to claims made upon or paid by the Company or to any other aspect of the Remanufacturer's business hereunder.

     8. PLANT OPERATION. The Remanufacturer shall organize and structure its remanufacturing operations to have responsibility and accountability for such functions as may be designated by the Company from time to time. The functions shall include, but not be limited to production, quality, remanufacturing engineering, purchasing, and maintenance.

     9. QUALITY MANUAL. The Remanufacturer shall develop and maintain a written Quality Manual in accordance with requirements specified by the Company from time to time.

     10. PLANS AND PROCEDURES. The Remanufacturer shall develop and implement written quality remanufacturing plans and procedures in accordance with requirements specified by the Company from time to time.

     11. DOCUMENTATION REQUIREMENTS. The Remanufacturer shall develop and maintain written documentation relating to its remanufacturing operation in the form and manner specified by the Company from time to time.


                              Page 36 of 42 pages

                                 EXHIBIT 10(ii)


     12. FACILITIES REQUIREMENTS. The Remanufacturer shall designate and utilize dedicated areas for remanufacturing and quality functions in accordance with requirements specified by the Company from time to time.

     13. STATISTICAL TOOLS. The Remanufacturer shall use such statistical tools and methods to ensure product quality and manufacturing efficiency as may be designated by the Company from time to time.

     14. CORPORATE QUALITY PUBLICATIONS/FORD AUTHORIZED REMANUFACTURED PRODUCTS SPECIFICATIONS. The Remanufacturer shall comply with all provisions contained in Corporate Quality Publications, and shall remanufacture all Ford Authorized Remanufactured products designated to the Remanufacturer in conformance with the Ford Authorized Remanufactured Product Specifications in its remanufacturing operations. The provisions of the Corporate Quality Publications and the Ford Authorized Remanufactured Product Specifications may be changed by the Company at its discretion, upon written notice to the Remanufacturer.

     15. TRADEMARKS AND TRADE NAMES, PATENTS AND PARTS MARKING. The Remanufacturer shall affix the approved Ford Authorized Remanufacturer trademark, Ford Authorized Remanufacturer number and date of remanufacture to each Ford Authorized Remanufactured product and its packaging that is produced by the Remanufacturer.

     16. DECERTIFICATION. The Remanufacturer shall be required to achieve and maintain "Q1 Certification" in remanufacturing operations, as specified in Company publications from time to time. If the Remanufacturer is decertified by the Quality Office, the Remanufacturer shall be limited to remanufacturing only those Ford Authorized Remanufactured Products which it was remanufacturing prior to the date of decertification. The Remanufacturer shall not remanufacture any new product offerings from the date of decertification by the Quality Office. For the purpose of this paragraph only, "new product offerings" shall mean any product that has a new part number, has a part number that supersedes a prior part number, or has a new part number prefix or suffix.

     17. TERMINATION. In the event the Remanufacturer fails to comply with any part of this Addendum, the Company may, at its option, terminate the Addendum and/or the Ford Authorized Remanufactured Distributor Agreement in accordance with the terms of Paragraph 17 of the Distributor Agreement.

     18. ACQUISITIONS ON TERMINATION. Upon termination of this Addendum by either party, the Company shall have the option to purchase from the Remanufacturer any or all Component Products and Ford Authorized Remanufactured Products regardless of condition, use, or date which are in the Remanufacturer's inventory on the effective date of termination as the Company may select.

     19. WARRANTY. The Company warrants to the Remanufacturer that each Component Product shall be free from defects in workmanship and material under normal use and service for the period of time from the date of delivery of each Component Product to the original retail customer, or for the amount of use, whichever expires first, as specified for each such Component Product in the Company's Ford Authorized Remanufactured Product Distributor Policy and Procedure Manual, in effect at the time such Component Product is sold to the original retail customer. This warranty shall be fulfilled by the Company replacing


                              Page 37 of 42 pages

                                 EXHIBIT 10(ii)


such item, or giving credit therefor, in accordance with the terms and conditions of such Ford Authorized Remanufactured Product Distributor Policy and Procedure Manual.

     20. INCORPORATION. With the exception of Paragraphs 10 and 11, all terms and provisions of the Distributor Agreement shall also apply to the Remanufacturer's operations. In application of the terms of the Distributor Agreement to the Remanufacturer's operations, the term "Products" as used in the Distributor Agreement shall also include the term "Component Products".


IN WITNESS HEREOF, the parties have duly executed this Addendum this 13th day of April, 1995, and the Company is authorized to deliver the Remanufacturer's copy either in person or by mail to the Remanufacturer's principal place of business.


FORD MOTOR COMPANY                 ____________________________________
                                          (Distributor's Trade Name)

/s/ Ronald E. Goldsberg                      By:  /s/ Donald D. Heupel
Vice President - General Manager                  Title:    President

Ford Customer Service Division

Countersigned by                             By:   _____________________________
                                             Title:_____________________________

/s/ Richard T. Detskas
R.T. Detskas                                 By:   ____________________________
Remanufactured Products Manager              Title:____________________________


                              Page 38 of 42 pages